Webb & Company, P.A.
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Certified Public Accountants


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form SB-2. Amendment 1 of our report dated July 2, 2004 relating to the March 31, 2004 financial statements of Centurion Gold Holdings, Inc.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.


/s/ WEBB & COMPANY, P.A.
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WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
December 21, 2004